UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 10, 2001

                            ONLINE PRODUCTION SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

Nevada                               000-27111                        95-4849617
(State or other jurisdiction    (Commission File No.)              (IRS Employer
of  incorporation)                                          Identification  No.)

     Suite 301-425 Carrall Street Vancouver BC Canada                V6B 6E3
     (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code:  (604) 205-5107

            Suite 208-2323 Boundary Road Vancouver BC Canada V5M 4V8 (Former name or former address if changed since last report)

                              ITEM 5. OTHER EVENTS

On March 10, 2001 Mr. Michael Scott Edwards resigned from the Board of Directors of the Registrant. Mr. Aerock Fox, Chairman of the Board, replaced Mr. Edwards as Chief Executive Officer of the Registrant.

On March 16, 2001 Mr. Andrew G. Fry was appointed to the Board of Directors of the Registrant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                                            ONLINE PRODUCTION SERVICES INC.
March  21,  2001                                                    (Registrant)

                                                 By:  /s/ Aerock Fox
                                                 Aerock  Fox, Chairman